Rose Explorations Inc. Changes Name and Symbol to Silverstar Mining Corp.

Wallace Idaho - March 4th, 2008 – Rose Explorations Inc. is pleased to announce that the Board of Directors has approved an amendment of the company’s articles of incorporation to change the company’s name to Silverstar Mining Corp. Effective today, the company’s common shares will begin trading under the symbol SLVM.OB. The new CUSIP number is 828456 103.

Visit www.Silverstarmining.com and register to receive email updates of corporate developments.

On Behalf of the Board:

Jim MacKenzie

Silverstar Mining Corp.
621 Bank Street
Wallace, Idaho 83873

Phone: 604.960 0535
email: Info@Silverstarmining.com

Disclaimer
This release contains forward-looking statements that are based on the beliefs of Silverstar Mining Corp’s management and reflect Silverstar Mining Corp’s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words "estimate, "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Silverstar Mining Corp’s management with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements.